Exhibit 1.1

Execution Version

ATLAS PIPELINE PARTNERS, L.P.

10,300,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: April 17, 2013

Atlas Pipeline Partners, L.P.

10,300,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

April 17, 2013

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Exhibit A hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with Citigroup Global Markets Inc. (“Citigroup”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Partnership of a total of 10,300,000 common units (the “Initial Units”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Units set forth in said Exhibit A hereto, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,545,000 additional Common Units (the “Option Units”). The Initial Units to be purchased by the Underwriters and all or any part of the Option Units are hereinafter called, collectively, the “Units.” Certain terms used in this Agreement are defined in Section 15 hereof.

It is understood and agreed to by the parties hereto that Atlas Pipeline Mid-Continent Holdings, LLC, a Delaware limited liability company (“Mid-Continent Holdings”), as Buyer,

TEAK Midstream, L.L.C., a Delaware limited liability company (“TEAK”), and TEAK Midstream Holdings, LLC, a Delaware limited liability company (“TEAK Holdings”), as Seller, entered into a Purchase and Sale Agreement (the “TEAK Purchase Agreement”) pursuant to which Mid-Continent Holdings agreed to purchase 100% of the equity and other ownership interests of TEAK from TEAK Holdings, on April 16, 2013 and effective as of April 1, 2013, for $1 billion in cash, subject to customary purchase price adjustments as described in the TEAK Purchase Agreement. The assets of TEAK and its subsidiaries include gas gathering and processing facilities in the Eagle Ford Shale in Texas.

The Partnership understands that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership has prepared and previously delivered to you a preliminary prospectus supplement dated April 16, 2013 relating to the Units and a related prospectus dated November 19, 2010 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus supplement dated April 17, 2013 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Partnership has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership. The Partnership represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163 and (D) at the date hereof, the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 in connection with the offering and sale of the Units hereunder (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Units, since their registration on the Registration Statement, have been and remain eligible for registration by the Partnership on such an “automatic shelf registration statement.” The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(2) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the 1933 Act and the Units have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on November 19, 2010.

(3) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Partnership filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Units are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Units are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Units (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Units from the Underwriters, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable

Time and the information, if any, included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Units, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Citigroup expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Units did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4) Formation and Qualification of the Partnership and the Operating Partnership. Each of the Partnership and Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, unitholders’ equity, earnings, condition (financial or otherwise), results of operations or prospects of the Partnership and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Partnership to perform its obligations under this Agreement.

(5) Formation and Qualification of the General Partner. Atlas Pipeline Partners, GP, LLC, a Delaware limited liability company and the Partnership’s and the Operating Partnership’s general partner (the “General Partner” and, together with the Partnership, the Operating Partnership and the Subsidiaries (as defined below), the “Atlas Parties”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(6) The General Partner of the Partnership. The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(7) Formation and Qualification of the Subsidiaries. Each of Mid-Continent Holdings, APL Laurel Mountain, LLC, a Delaware limited liability company (“Laurel Mountain”), Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company (“Mid-Continent LLC”), APL Barnett, LLC, a Delaware limited liability company (“APL Barnett”), Pecos Pipeline LLC, a Delaware limited liability company (“Pecos Pipeline”), Tesuque Pipeline, LLC, a Delaware limited liability company (“Tesuque”), APC Acquisition, LLC, a Delaware limited liability company (“APC LLC”), Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company (“Tennessee LLC”), Slider WestOK Gathering, LLC, a Delaware limited liability company (“Slider”), Atlas Chaney Dell, LLC, a Delaware limited liability company (“Atlas Chaney”), Velma Intrastate Gas Transmission Company, LLC, a Delaware limited liability company (“Velma Intrastate”), NOARK Energy Services, LLC, an Oklahoma limited liability company (“NOARK”),

Velma Gas Processing Company, LLC, a Delaware limited liability company (“Velma Gas Processing”), Atlas Pipeline NGL Holdings, LLC, a Delaware limited liability company (“NGL I”), Atlas Pipeline NGL Holdings II, LLC, a Delaware limited liability company, (“NGL II”), Atlas Midkiff, LLC, a Delaware limited liability company (“Atlas Midkiff”), Atlas Pipeline Mid-Continent WestOk, LLC, a Delaware limited liability company (“WestOk”), Atlas Pipeline Mid-Continent WestTex, LLC, a Delaware limited liability company (“WestTex”), Setting Sun Pipeline Corporation, a Delaware corporation (“Sun Pipeline”), APL Arkoma Holdings, LLC, a Delaware limited liability company (“Arkoma Holdings”), APL Arkoma, Inc., a Delaware corporation (“APL Arkoma”), APL Arkoma Midstream, LLC, a Delaware limited liability company (“Arkoma Midstream”), APL Gas Treating, LLC, a Delaware limited liability company (“Gas Treating”), and Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co.”) has been duly organized and is validly existing and in good standing as a corporation or limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business, and is duly registered or qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, each of Mid-Continent Holdings, APL Barnett, Pecos Pipeline, Tesuque, Laurel Mountain, Tennessee LLC, APC LLC, Mid-Continent LLC, Slider, NOARK, Atlas Chaney, Velma Intrastate, Velma Gas Processing, NGL I, NGL II, Atlas Midkiff, WestOk, WestTex, Sun Pipeline, Arkoma Holdings, APL Arkoma, Arkoma Midstream, Gas Treating and Finance Co. is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

(8) The General Partner of the Operating Partnership. The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (the “Operating Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(9) The Limited Partner of the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Amended and Restated Agreement among the Partnership, Wells Fargo Bank, National Association, et al. dated July 27, 2007, as amended and restated December 22, 2010 (as subsequently amended, waived or modified, the “Credit Facility”).

(10) Ownership of Subsidiaries.

(A) The Operating Partnership owns 100% of the member interests in Mid-Continent Holdings, Laurel Mountain, APC LLC and Tennessee LLC; such member interests have been duly authorized and validly issued in accordance with each entity’s respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 8931 of the PA LLC Act or Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(B) Mid-Continent Holdings owns 100% of the member interests in Mid-Continent LLC, APL Barnett, Slider, Atlas Chaney, NGL I, NGL II, Atlas Midkiff, Gas Treating and Arkoma Holdings; such member interests have been duly authorized and validly issued in accordance with each entity’s respective limited liability company agreements, and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent Holdings owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(C) Mid-Continent Holdings owns 100% of the member interests in NOARK; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NOARK (the “NOARK Agreement”) and are fully paid (to the extent required under the NOARK Agreement) and nonassessable (except as such nonassessability may be affected by statutes of Oklahoma specifically governing limited liability companies); and Mid-Continent Holdings owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(D) Mid-Continent LLC owns 100% of the member interests of each of Velma Intrastate and Velma Gas Processing; all such member interests have been duly authorized, and validly issued in accordance with each entity’s respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent LLC owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(E) APL Barnett owns 100% of the member interests of each of Pecos Pipeline and Tesuque; all such member interests have been duly authorized, and validly issued in accordance with each entity’s respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and APL Barnett owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(F) Arkoma Holdings owns 100% of the common member interests of Arkoma Midstream; all such member interests have been duly authorized, and validly issued in accordance with the limited liability company agreement of Arkoma Midstream (the “Arkoma Midstream Agreement”) and are fully paid (to the extent required by the Arkoma Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Arkoma Holdings owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(G) APL Arkoma owns 100% of the preferred member interests of Arkoma Midstream; all such member interests have been duly authorized, and validly issued in accordance with the Arkoma Midstream Agreement and are fully paid (to the extent required by the Arkoma Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and APL Arkoma owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(H) Arkoma Holdings owns 100% of the issued shares of capital stock of APL Arkoma; all such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and Arkoma Holdings owns such shares of capital stock free and clear of any Liens other than those arising under the Credit Facility.

(I) The Partnership owns 100% of the issued shares of capital stock of Finance Co.; all such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and the Partnership owns such shares of capital stock free and clear of any Liens other than those arising under the Credit Facility.

(11) Subsidiary Power. Each Subsidiary has full power (corporate and other) to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(12) Independent Accountants. Grant Thornton LLP, who has certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered its reports with respect to the audited financial statements of the Partnership and its consolidated subsidiaries, is an independent public accountant with respect to the Atlas Parties as required by the 1933 Act and the PCAOB. Deloitte & Touche LLP, who has certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and delivered its reports with respect to the audited financial statements of Cardinal Midstream LLC, a Delaware limited liability company, and its consolidated subsidiaries (collectively, “Cardinal”), is an independent public accountant with respect to the Atlas Parties as required by the 1933 Act and the PCAOB.

(13) Financial Statements. The financial statements (including the notes thereto) and other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement thereto) fairly present the financial position, results of operations, cash flows and changes in equity interests of the entities purported to be shown thereby as of the dates and for the periods specified therein; the pro forma financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect in all material respects to those assumptions and reflect the proper application of those adjustments to the historical financial statement amounts; since the date of the latest of such financial statements, there has been no change nor any development which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act; the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been fairly extracted from the financial statements of the Partnership and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus.

(14) No Material Adverse Change in Business. None of the Atlas Parties has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development having a Material Adverse Effect.

(15) Capitalization. The issued and outstanding limited partner interests of the Partnership consist of the Common Units (65,005,706 of which were issued and outstanding as of April 12, 2013) and the Incentive Distribution Rights as set forth in the Partnership Agreement, and such interests have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and

17-804 of the Delaware LP Act); and none of the outstanding equity interests of the Partnership were issued in violation of the preemptive or other similar rights of any security holder of the Partnership.

(16) Solvency. Each of the Atlas Parties is not now nor, after giving effect to the issuance of the Units and the consummation of the transactions contemplated hereby or described in the Prospectus, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in their anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(17) No Fundamental Change. No proceedings for the merger, consolidation, liquidation or dissolution of any of the Atlas Parties or the sale of all or a material part of the assets of any of the Atlas Parties or any material acquisition by any of the Atlas Parties that, in each case, are required by the 1933 Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are pending or consummated and not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(18) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(19) Authorization and Enforceability of the TEAK Purchase Agreement. The TEAK Purchase Agreement has been duly authorized and executed by the Partnership and constitutes a valid and binding agreement, enforceable against the Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity (the “Enforceability Exceptions”).

(20) Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.

(21) Duly Authorized and Validly Issued Units. The Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(22) Conformity of the Partnership’s Securities. The statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Common Units” and “Our Partnership Agreement” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(23) No Preemptive or Other Rights. Except as described in the Prospectus or as provided in agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect as of the date hereof and as the same may be amended or restated prior to the date of determination) of the Atlas Parties (the “Organizational Documents”), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. The offering or sale of the Units as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(24) No Convertible Securities or Warrants. Except for rights to acquire securities under the Partnership’s long-term incentive plans or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Partnership convertible into or exchangeable for any equity interests of the Partnership, (ii) warrants, rights or options to subscribe for or purchase from the Partnership any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Partnership to issue any such equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(25) Authorization, Execution and Enforceability of the Organizational Documents. The Partnership Agreement, Operating Partnership Agreement and each limited liability company agreement or bylaws of the Subsidiaries, as the case may be, has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(26) No Default. None of the Atlas Parties is in violation of its Organizational Documents, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which each of the Atlas Parties is a party or by which any of the Atlas Parties is bound or to which any of their respective properties are subject, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

(27) No Labor Disputes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of any of the Atlas Parties exists, is imminent or is threatened, which could reasonably be expected to result in a Material Adverse Effect.

(28) No Legal Actions. No legal or governmental proceedings or investigations are pending or, to the Partnership’s knowledge, threatened to which any Atlas Party is a party or to which any of the properties of any of the Atlas Parties is subject, other than proceedings accurately described in the Prospectus and such proceedings or investigations that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.

(29) Accuracy of Descriptions. The statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(30) Intellectual Property. Each of the Atlas Parties owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Atlas Parties has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

(31) No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Atlas Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution delivery and performance of, or the consummation by the Partnership of the transactions contemplated by this Agreement or the TEAK Purchase Agreement, except (i) such as have been obtained under the 1933 Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units in the manner contemplated herein and in the Prospectus, (iii) such as may be required under the HSR Act, and (iv) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(32) No Conflicts. The execution, delivery and performance by the Partnership of this Agreement, the issuance and sale of the Units and the compliance by the

Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in a breach or violation of, or constitute a default under, (i) any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which any of the Atlas Parties is a party or by which any of the Atlas Parties is bound or any of their respective properties are subject, (ii) the Organizational Documents of any of the Atlas Parties, or (iii) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to any Atlas Party.

(33) No Liens. The execution, delivery and performance by the Partnership of this Agreement, the issuance and sale of the Units and the compliance by the Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any Liens upon any property or assets of the Atlas Parties.

(34) Licenses. Each of the Atlas Parties has complied with all laws, ordinances, regulations and orders applicable to the Atlas Parties, and their respective businesses, and none of the Atlas Parties has received any notice to the contrary; and each of the Atlas Parties possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct its respective business in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement, the General Disclosure Package and the Prospectus, issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), except where the failure to so comply or to possess such Licenses could not have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Atlas Parties’ knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof. The Licenses contain no restrictions, except for restrictions applicable to the natural gas gathering and processing industry generally, that are materially burdensome to the Atlas Parties.

(35) Title. Each of the Atlas Parties has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it except (i) for taxes not yet payable, (ii) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) for such liens, charges, encumbrances and restrictions arising under the Credit Facility and (iv) for such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party. Any property leased by any of the Atlas Parties is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) that would not have a Material Adverse Effect.

(36) Rights-of-Way. Each of the Atlas Parties has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) that would not have a Material Adverse Effect.

(37) Investment Company Act. None of the Atlas Parties is, nor after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Prospectus will any of the Atlas Parties be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(38) Environmental Matters.

(A) Each of the Atlas Parties is and has been in compliance with all applicable Environmental Laws, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(B) each of the Atlas Parties has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of its business (“Environmental Permits”), except where the failure to receive such Environmental Permits or such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(C) there are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of any of the Atlas Parties in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits that would, individually or in the aggregate, have a Material Adverse Effect;

(D) there are no past or present conditions, occurrences or circumstances at, or arising out of, the businesses, assets and properties of each Atlas Party or any business, assets or properties formerly leased, operated or owned by any Atlas Party, including but not limited to on-site or off-site disposal or release of any Hazardous Material, which could reasonably be expected to give rise to: (w) liabilities or obligations under any Environmental Law; (x) claims arising under any Environmental Law, including, without limitation, claims for personal injury, property damage, or damage to natural resources; (y) violations of, or failure to comply by any Atlas Party with, any Environmental Law; or (z) fines or penalties arising under any Environmental Law; except, in each case, for any noncompliance or conditions or circumstances that, individually or in the aggregate, would not result in a Material Adverse Effect.

(E) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Atlas Parties, threatened against any of the Atlas Parties under any Environmental Law that, individually or in the aggregate, would result in a Material Adverse Effect;

(F) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by any of the Atlas Parties that, individually or in the aggregate, would result in a Material Adverse Effect;

(G) none of the Atlas Parties has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state law; and

(H) none of the Atlas Parties is subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement any obligation or liability under Environmental Law that, individually or in the aggregate, would result in a Material Adverse Effect.

(39) No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Atlas Parties and any person granting such person the right to require any of the Atlas Parties to file a registration statement under the 1933 Act or to require any of the Atlas Parties to include any securities held by any person in any registration statement filed by the Partnership under the 1933 Act.

(40) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all parties subject to lockup.

(41) NYSE Listing of Common Units. The outstanding Common Units are listed on the NYSE and the Partnership has applied to list the Units being sold hereunder on the NYSE.

(42) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(43) FINRA Matters. The Partnership was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.

(44) Taxes. Each of the Atlas Parties has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for each of the Atlas Parties retains adequate reserves or that would not, individually or in the aggregate, result in a Material Adverse Effect.

(45) No Rate or Terms of Service Regulation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Atlas Parties is subject to rate or terms of service regulation under federal or state law.

(46) Insurance. Each of the Atlas Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the business in which it is engaged; and none of the Atlas Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(47) No Material Transaction, Repurchase or Distribution. Subsequent to the date as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Atlas Parties has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Partnership has not purchased any of its outstanding equity interests and, except for regular quarterly distributions to its unitholders and general partner in amounts per unit that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind; and (iii) there has not been any material change in the equity interests, short-term debt or long-term debt of the Partnership and its subsidiaries, in each case except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(48) Books and Records; Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(49) Description of Recent Developments. The statements regarding the acquisition by Mid-Continent Holdings of TEAK and its related assets pursuant to the TEAK Purchase Agreement, contained in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Recent

Developments—Pending TEAK Acquisition” were prepared in good faith and, in the informed judgment of management of the General Partner, on a reasonable basis reflecting the best currently available estimates of management of the General Partner and are true and accurate in all material respects, and are within the coverage of Rule 175 under the 1933 Act to the extent such statements constitute forward looking statements as defined in Rule 175. As of the date hereof, management of the General Partner is not aware of any facts with respect to historical or anticipated financial or operational performance of TEAK and its subsidiaries and the assets to be acquired pursuant to the TEAK Purchase Agreement or of the Partnership that would result in a significant variance from such estimates included in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Summary—Recent Developments—Pending TEAK Acquisition.”

(50) Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(51) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s most recently-filed Annual Report on Form 10-K, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(52) Compliance with the 1934 Act. The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were filed with the Commission complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder and, when read together with the other information in the Prospectus do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(53) Sarbanes-Oxley Act. There is and has been no failure on the part of any Atlas Party or, to the knowledge of the Partnership, any Atlas Party’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith to the extent applicable, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(54) Proceedings Under the 1933 Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.

(55) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(56) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership has delivered true, complete and correct copies of such materials to the Representatives.

(57) FCPA. None of the Atlas Parties or, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of any of the Atlas Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Atlas Parties and, to the knowledge of the Atlas Parties, to the extent their affiliates have acted on the Atlas Parties’ behalf, such affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(58) Money Laundering. The operations of the Atlas Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Atlas Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Atlas Parties, threatened.

(59) OFAC. None of the Atlas Parties or, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of any of the Atlas Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Atlas Parties will not directly or indirectly use the proceeds of the offering and sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(60) ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which any of the Atlas Parties maintains, contributes to or has any obligation to contribute to, or with respect to which any Atlas Party has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Atlas Parties has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(61) Lending and Other Relationships. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Atlas Parties has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Partnership will not, directly or indirectly, use any of the proceeds from the sale of the Units by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between any of the Atlas Parties, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Units contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(62) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the General Partner as of the date of the Pre-Pricing Prospectus has given oral or written notice to any of the Atlas Parties of his or her resignation (or otherwise indicated to any of the Atlas Parties an intention to resign within the next 24 months), nor has any such officer or director been terminated by the General Partner or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the General Partner or its board of directors.

(63) Federal Reserve Regulations. None of the offering and sale of the Units, the application of the proceeds therefrom or any of the other transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the 1934 Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(64) No Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.

(65) No Undisclosed Relationships. There are no relationships, direct or indirect, between or among any of the Atlas Parties, on the one hand, and the respective directors, officers, stockholders, equity interest holders, customers or suppliers of any of the Atlas Parties, on the other hand, that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or in the documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1934 Act that are not so disclosed; and there are no contracts or other documents that are required to be filed as an exhibit to or described in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or in the documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1934 Act that are not so described in or filed as an exhibit to such documents.

(66) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the 1933 Act) or used any “prospectus” (in each case within the meaning of the 1933 Act) in connection with the offer or sale of Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the 1933 Act) or use any “prospectus” (within the meaning of the 1933 Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

(67) No Prohibition on Subsidiary Dividends. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or equity interests, as the case may be, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as provided by applicable laws or regulations, the Credit Facility or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(68) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(69) PFIC Status. The Partnership was not a “passive foreign investment Partnership” (“PFIC”) as defined in Section 1297 of the Code, for its most recently completed taxable year and, based on the Partnership’s current projected income, assets and activities, the Partnership does not expect to be classified as a PFIC for any subsequent taxable year.

(70) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Certificates. Any certificate signed by any officer of the General Partner (whether signed on behalf of such officer or the Partnership) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership the respective number of Initial Units set forth opposite its name in Exhibit A hereto plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units, in each case at a price of $32.81 per Common Unit (the “Purchase Price”).

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 1,545,000 Option Units at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Units shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Partnership on the Initial Units but not payable on such Option Units. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Units, the Partnership will sell to the Underwriters, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Units, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Units shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 A.M. (New York City time) on April 23, 2013 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Units shall be made at the above-mentioned offices at 10:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Citigroup, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Units. Delivery of the Initial Units and any Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. In connection with the offer and sale of the Units, the Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Partnership shall pay the required Commission filing fees relating to the Units within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1993 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. In connection with the offer and sale of the Units, the Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act within 48 hours prior to the Applicable Time. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Units as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1934 Act, the Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act, the Partnership will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale, or to obtain an exemption for the Units to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Units (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Units have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Units (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. In the case of any Units that are not listed on the NYSE, the Partnership will use its best efforts to effect the listing of the Units on such exchange as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Partnership will not, without the prior written consent of Citigroup, directly or indirectly:

(A) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or other capital stock or any securities convertible into or exercisable or exchangeable for Common Units or other capital stock (other than the Class D preferred units and the Common Units issuable upon conversion thereof described in the Prospectus),

(B) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Units or other capital stock (other than any Rule 462(b) Registration Statement filed to register Units to be sold to the Underwriters pursuant to this Agreement (and the resale registration statement described in the Prospectus), or

(C) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Units or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Units, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Citigroup:

(1) issue Units to the Underwriters pursuant to this Agreement,

(2) issue Common Units and options to purchase Common Units and restricted units pursuant to unit purchase or other equity incentive plans or any distribution reinvestment plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(3) issue Common Units or withhold Common Units to pay income taxes upon the exercise of equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement.

(k) Reporting Requirements. The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Units, the plan of distribution thereof and such other information as may be required by the 1933 Act or as the Representatives and the Partnership may deem appropriate, and if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit E hereto and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Units remains unsold by the Underwriters, the Partnership will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Units, and notify the Representatives when such filing has been made. If the Partnership is no longer eligible to file an automatic shelf registration statement, the Partnership will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Units, and notify the Representatives when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall object. In any such case, the Partnership will take all other action as is necessary or appropriate to permit the public offering and sale of the Units to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Units. References in this Agreement to the “Registration Statement” shall include any such new registration statement from and after the time it is filed with the Commission, mutatis mutandis.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units and the issuance and delivery of the Units to be sold by the Partnership to the Underwriters, including any unit or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification or exemption of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Units, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Units, (x) the fees and expenses incurred in connection with the listing of the Units on the NYSE, (xi) the costs and expenses of the Partnership and its counsel, any of the officers and directors of the General Partner, or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers and directors of the General Partner, counsel and other representatives of the Partnership incurred in connection with any such presentations or meetings, and (xii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Partnership, the Partnership’s accountants and counsel and the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership contained in this Agreement, or in certificates signed by any officer of the General Partner or any subsidiary of the Partnership (whether signed on behalf of such officer, the Partnership or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Partnership shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) Opinion of Counsel for Partnership. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Ledgewood, P.C., counsel for the Partnership (“Partnership Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter, dated as of Closing Date, of Vinson & Elkins L.L.P., counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Units to be sold by the Partnership pursuant to this Agreement, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Partnership by the President or the Chief Executive Officer of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(e) Comfort Letter of Grant Thornton LLP. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Comfort Letter of Deloitte & Touche LLP. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Cardinal contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g) Bring-down Comfort Letter of Grant Thornton LLP. At the Closing Date, the Representatives shall have received from Grant Thornton LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(h) Bring-down Comfort Letter of Deloitte & Touche LLP. At the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(i) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Units to be purchased by the Underwriters from the Partnership at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(k) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units on any Option Closing Date that is after the Closing Date, the obligations of the several

Underwriters to purchase the applicable Option Units shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Partnership. The favorable opinion of Partnership Counsel in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter of Grant Thornton LLP. A letter from Grant Thornton LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(5) Bring-down Comfort Letter of Deloitte & Touche LLP. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(l) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Units on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Partnership. The Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(A) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(B) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership; and

(C) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above,

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Citigroup expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Citigroup expressly for use therein. The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters through Citigroup expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing under the caption “—Commissions and Expenses” and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing under the caption “—Stabilization, Short Positions and Penalty Bids” (but only insofar as such information concerns the Underwriters).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Citigroup, and counsel to the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Partnership.

An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(B) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on such cover.

The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner, member and agent of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the General Partner or any of its subsidiaries (whether signed on behalf of such officer, the Partnership or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Partnership, any officer, director or employee of the General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to Closing Date (and, if any Option Units are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Units, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if (A) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchange or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Units in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Units that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax. Notices to the Underwriters shall be directed to the Representatives at Citigroup Global Markets Inc. General Counsel (fax no. (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; notices to the Partnership shall be directed to it at Atlas Pipeline Partners, L.P., Attention of General Counsel, fax no. (918) 925-3851 (with such fax to be confirmed by telephone to (412) 262-2830).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 4:45 P.M. (New York City time) on April 17, 2013 or such other time as agreed by the Partnership and the Representatives.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Environmental Law” means the common law and all applicable federal, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resource damages including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Material, and (iii) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 45th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“Pre-Pricing Prospectus” means the preliminary prospectus dated April 16, 2013 relating to the Units in the form first furnished to the Underwriters for use in connection with the offering of the Units, including the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preliminary Prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Units that omitted the public offering price of the Units or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Partnership’s registration statement on Form S–3 (Registration No. 333-170735) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Units that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Partnership pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto and, to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Units and no fiduciary, advisory or agency relationship between the Partnership, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Partnership on other matters;

(b) the public offering price of the Units and the price to be paid by the Underwriters for the Units set forth in this Agreement were established by the Partnership following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and that none of the Underwriters has any obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership or any unitholders or employees or creditors of the Partnership.

SECTION 18. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ respective investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. Trial By Jury. The Partnership (on its own behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Partnership hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 21. Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Partnership irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 22. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership in accordance with its terms.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC,
its general partner

By	/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Robert Waldron
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Mark Sooby
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By	/s/ Frank Windels
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By	/s/ Brad Miller
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By	/s/ Geoffrey Paul
Authorized Signatory

MORGAN STANLEY & CO. LLC

By	/s/ Ryan Robinson
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Number of Initial Units

Citigroup Global Markets Inc.	2,060,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,236,000
Deutsche Bank Securities Inc.	1,236,000
J.P. Morgan Securities LLC	1,236,000
Morgan Stanley & Co. LLC	1,236,000
Wells Fargo Securities, LLC	1,236,000
Robert W. Baird & Co. Incorporated	463,500
Goldman, Sachs & Co.	463,500
Stephens Inc.	463,500
Stifel, Nicolaus & Company, Incorporated	463,500
MLV & Co. LLC	206,000

Total	10,300,000

A-1

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

Robert W. Karlovich, III

Edward E. Cohen

Jonathan Z. Cohen

Eugene N. Dubay

Michael L. Staines

Patrick J. McDonie

Tony C. Banks

Curtis D. Clifford

Martin Rudolph

Gayle P.W. Jackson

Gerald R. Shrader

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

Atlas Pipeline Partners, L.P.

Public Offering of Common Units

Representing Limited Partner Interests

Dated as of April 17, 2013

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Exhibit A to the Underwriting Agreement

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), and Citigroup Global Markets Inc. (“Citigroup”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a security holder and/or an officer or director of the General Partner, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 45th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Citigroup, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the Common Units or preferred units or other capital stock (collectively, “equity interests”) or any securities convertible into or exercisable or exchangeable for Common Units or other equity interests, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Units or other equity interests or any securities convertible into or exercisable or exchangeable for any Common Units or other equity interests, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other equity interests, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Citigroup, transfer any Common Units or other equity interests or any securities convertible into or exchangeable or exercisable for Common Units or other equity interests:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Citigroup, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Citigroup, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Units or other equity interests or any securities convertible into or exercisable or exchangeable for Common Units or other equity interests by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Units or other equity interests or any securities convertible into or exercisable or exchangeable for Common Units or other equity interests shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period, the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Units or other equity interests or any securities convertible into or exercisable or exchangeable for Common Units or other equity interests, and (ii) the Partnership may, with respect to any Common Units or other equity interests or any securities convertible into or exercisable or exchangeable for Common Units or other equity interests owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to April 17, 2013, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT D

FORM OF OPINION OF PARTNERSHIP COUNSEL

1. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

2. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

3. The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

4. Each of the Subsidiaries has been duly organized and is validly existing and in good standing as a corporation or limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business, and is duly registered or qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

5. The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

6. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act, the Operating Partnership Agreement or the Credit Facility.

7. The Partnership owns, directly or indirectly, the equity interests of the Subsidiaries as set forth in Section 1 of the Underwriting Agreement free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Oklahoma or Pennsylvania, naming the applicable owner of such Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Oklahoma or Pennsylvania, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Credit Facility, the Delaware LLC Act, the DGCL, the Oklahoma Limited Liability Company Act or the Pennsylvania Limited Liability Company Act. Such equity interests were duly authorized and validly issued in accordance with the Subsidiary Organizational Documents, and all such equity interests (other than general partner interests) are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be affected by the Delaware LLC Act, the DGCL, the Oklahoma Limited Liability Company Act or the Pennsylvania Limited Liability Company Act, as applicable).

8. The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

9. The equity interests of the Partnership conform to the description thereof contained in the Prospectus; the outstanding Common Units have been duly and validly authorized and issued and are fully paid and nonassessable; the Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE; the holders of outstanding Common Units are not entitled to preemptive or other rights to subscribe for the Units; and, to the knowledge of such counsel, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Partnership are outstanding.

10. To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or the Subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be, which is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Material U.S. Federal Income Tax Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, fairly summarize the matters therein described in all material respects.

11. The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

12. The Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

13. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in the Underwriting Agreement, the Prospectus (as to which such counsel need not express an opinion) and such other approvals (specified in such opinion) as have been obtained.

14. Neither the issue and sale of the Units, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Partnership or the Subsidiaries pursuant to, (i) the Organizational Documents of the Atlas Parties, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument listed as an exhibit to the Registration Statement or the documents incorporated by reference in the Registration Statement or the Prospectus under the 1934 Act, or (iii) any statute, law, rule, regulation, or, to the knowledge of such counsel, any judgment, order or decree applicable to any Atlas Party of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Atlas Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, have a Material Adverse Effect.

15. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Common Units” and “Our Partnership

Agreement” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

16. The opinion of Ledgewood, P.C. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to the Underwriters.

17. No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement.

18. Each of the Registration Statement and any post-effective amendments thereto has been declared effective under the 1933 Act; the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before the Commission.

19. The Registration Statement, any post-effective amendments thereto, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective dates (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act.

20. The documents incorporated or deemed to be incorporated by reference in the Pre-Pricing Prospectus and the Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act.

In addition, such counsel shall state that, in acting as counsel to the Partnership in connection with the transactions contemplated by the Underwriting Agreement they have participated in conferences with officers of the General Partner and other representatives of the Partnership, representatives of the independent public accountants and counsel for the Partnership and representatives of the Underwriters, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus, and any supplements or amendments to any of the foregoing, and related matters were discussed. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement, the General Disclosure Package, the Prospectus or any supplements and amendments to any of the foregoing, and has made no independent check or verification thereof (except as set forth in paragraphs 9, 10 and 15 above), nothing has come to such counsel’s attention that would lead such counsel to believe that: the Registration Statement or any post-effective amendments thereto, at the respective times they first became effective or at any subsequent time that the Partnership filed an Annual Report on Form 10-K or any amendment thereto, or the Registration Statement (including the Rule 430B Information), at each deemed new effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(1) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(2) the Prospectus and any supplements thereto, as of the date of the Prospectus, as of the date of any such supplement or the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel need make no statement nor express any belief with respect to financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package, or the Prospectus or any amendment or supplement to any of the foregoing.

In the event that such opinion shall define the term “Registration Statement,” “Pre-Pricing Prospectus” or “Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms “Registration Statement,” “Pre-Pricing Prospectus” and “Prospectus” to include the documents incorporated or deemed to be incorporated by reference therein.

In rendering such opinion, Partnership Counsel shall state that such opinion covers matters arising under the laws of Commonwealth of Pennsylvania, the Delaware LLC Act, the Delaware LP Act, the DGCL or the Federal laws of the United States. In rendering such opinion, Partnership Counsel may rely as to matters involving the laws of any other state or jurisdiction upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that Partnership Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of Partnership Counsel, shall be delivered to the Representatives at the same time that the opinion of Partnership Counsel is delivered, and shall be satisfactory in form and substance to the Representatives. In rendering such opinion, Partnership Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT E

PRICE-RELATED INFORMATION

Public offering price: $34.00 per share

Net proceeds, before expenses, to the Partnership: $32.81 per share

Settlement date: April 23, 2013

E-1

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

F-1